Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-51774 of PerfectData Corporation on Form S-8 of our report, dated May 3, 2005, appearing in this Annual Report on Form 10-KSB of PerfectData Corporation for the year ended March 31, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles California
May 24, 2005

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